                                                                 Effective as of
                                                              September 28, 2004

                              AMENDED AND RESTATED

                       AGREEMENT AND DECLARATION OF TRUST

                                       of

                                  THE UBS FUNDS

                           a Delaware Statutory Trust

                           Principal Place of Business

                             One North Wacker Drive
                             Chicago, Illinois 60606

     Section 5. Power of Board of Trustees to Change Provisions Relating

     Section 1. Determination of Net Asset Value, Net Income,

     Section 3. Trustee's Good Faith Action, Expert Advice No Bond

                              AMENDED AND RESTATED

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                                  THE UBS FUNDS

     WHEREAS,  the  Trust  was  formed  by the  Trustees  by the  filing  of the
Certificate  of Trust with the Office of the  Secretary of State of the State of
Delaware on August 9, 1993,  pursuant to an Agreement and  Declaration of Trust, dated as of  August  9,  1993,  as  amended  from  time to time  (the  "Original
Declaration of Trust"); and

     WHEREAS,  the Trust desires to update certain information  contained in the
Original Declaration of Trust; and

     WHEREAS,  pursuant to the provisions of the Original  Declaration of Trust, the Trustees  desire to amend and restate the Original  Declaration  of Trust in the manner hereinafter set forth;

     NOW, THEREFORE, the Trustees hereby declare that:

     (i) the  Original  Declaration  of Trust is  amended  and  restated  in its entirety in the matter set forth; and

     (ii) the Trustees shall hold IN TRUST all cash, securities and other assets which the Trust now possesses or may hereafter  acquire from time to time in any manner  and  manage  and  dispose  of the same  upon  the  following  terms  and conditions for the pro rata benefit of the holders of Shares in this Trust; and

     (iii) this  Declaration  of Trust shall be binding in  accordance  with its terms on every Trustee,  by virtue of having become of Trustee of the Trust, and on every  Shareholder,  by virtue of having become a  Shareholder  of the Trust, pursuant  to  the  terms  of the  Original  Declaration  of  Trust  and/or  this
Declaration of Trust.

                                   ARTICLE I

                              Name and Definitions

     Section 1. Name.  This  trust  shall be known as "THE UBS FUNDS"  (formerly known as "The Brinson Funds") and the Trustees shall conduct the business of the
Trust under that name or any other name as they may from time to time determine.

     Section 2. Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) The "Trust" refers to the Delaware statutory trust (formerly known as a
Delaware business trust)  established by the Agreement and Declaration of Trust, dated as of August 9, 1993, as amended from time to time;

     (b) The "Trust  Property"  means any and all  property,  real or  personal, tangible  or  intangible,  which is owned or held by or for the  account  of the
Trust.  The Trustees may  authorize  the division of Trust  Property into two or more series, in accordance with the provisions of Article III, Section 1 hereof, in which case all references in this  Declaration to the Trust,  Trust Property,
Shares  therein or  Shareholders  thereof  shall be deemed to refer to each such series, as the case may be, except as the context otherwise requires. Any series
(or classes) of Trust  Property  shall be established  and  designated,  and the variations  in the  relative  rights and  preferences  as between the  different series (and classes) shall be fixed and determined,  by the Trustees. All series
(and classes) of Trust  Property so  established  and designated by the Trustees shall be set forth in Attachment A to this Declaration of Trust, as amended from time to time;

     (c)  "Trustees"  refers to the persons who have signed this  Agreement  and
Declaration of Trust,  so long as they continue in office in accordance with the terms  hereof,  and all other persons who have been duly elected or appointed to serve on the Board of Trustees in accordance with the provisions of the Original
Declaration  of Trust or this  Declaration of Trust,  and reference  herein to a
Trustee or the Trustees  shall refer to such person or persons in their capacity as trustees hereunder;

     (d)  "Shares"  means  the  shares of  beneficial  interest  into  which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

     (e) "Shareholder" means a record owner of outstanding Shares;

     (f) "Person" means and includes  individuals,  corporations,  partnerships, trusts,  foundations,  plans,  associations,  joint ventures,  estates and other entities,  whether or not legal  entities,  and  governments  and  agencies  and political subdivisions thereof, whether domestic or foreign;

     (g) The "1940 Act"  refers to the  Investment  Company  Act of 1940 and the
Rules and Regulations  thereunder,  all as amended from time to time. References herein to  specific  sections  of the 1940 Act shall be deemed to  include  such
Rules and  Regulations  as are  applicable to such sections as determined by the
Trustees or their designees;

     (h) The terms  "Commission"  and  "Principal  Underwriter"  shall  have the respective  meanings given them in Section 2 (a) (7) and Section (2) (a) (29) of the 1940 Act;

     (i)  "Declaration of Trust" shall mean this Amended and Restated  Agreement and Declaration of Trust, as amended or restated from time to time;

     (j)  "By-Laws"  shall mean the By-Laws of the Trust as amended from time to time;

     (k) The term "Interested  Person" has the meaning given it in Section 2 (a)
(19) of the 1940 Act;

     (l) "Investment  Manager" or "Manager" means a party furnishing services to the Trust  pursuant  to any  contract  described  in Article  IV,  Section 7 (a)
hereof;

     (m) "Series"  refers to each Series of Shares  established  and  designated under or in accordance with the provisions of Article III.

                                   ARTICLE II

                                Purpose of Trust

     The purpose of the Trust is to conduct,  operate and carry on the  business of a management  investment company registered under the 1940 Act through one or more Series investing primarily in securities.

                                  ARTICLE III

                                     Shares

     Section 1. Division of Beneficial Interest.  The beneficial interest in the
Trust shall at all times be divided into an unlimited  number of Shares,  with a par value of $.001 per Share.  The Trustees may authorize the division of Shares into separate Series and the division of Series into separate classes of Shares.
The different Series shall be established and designated,  and the variations in the relative  rights and  preferences  as between the different  Series shall be fixed and determined,  by the Trustees. If only one Series shall be established, the Shares  shall have the rights  and  preferences  provided  for herein and in
Article III, Section 6 hereof to the extent relevant and not otherwise  provided for herein.

     Subject to the  provisions  of Section 6 of this  Article  III,  each Share shall have voting  rights as  provided  in Article V hereof,  and holders of the
Shares of any Series  shall be entitled to receive  dividends,  when,  if and as declared with respect  thereto in the manner  provided in Article VI,  Section 1 hereof.  No Share shall have any priority or preference  over any other Share of the same Series  with  respect to  dividends  or  distributions  of the Trust or otherwise.  All  dividends  and  distributions  shall be made ratably  among all
Shareholders  of a Series (or class) from the assets  held with  respect to such
Series  according  to the number of Shares of such  Series  (or  class)  held of record by such  Shareholders on the record date for any dividend or distribution or on the date of  termination  of the Trust,  as the case may be.  Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities  issued by the Trust or any Series.  The Trustees may from time to time divide or combine the Shares of a Series into a greater or lesser number of Shares of such Series without thereby  materially  changing the proportionate beneficial  interest  of such  Shares in the  assets  held with  respect to that
Series or materially affecting the rights of Shares of any other Series.

     Section 2.  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust or a transfer  or similar  agent for the Trust,  which books  shall  be  maintained  separately  for  the  Shares  of each  Series.  No certificates  evidencing  the  ownership of Shares shall be issued except as the
Board of Trustees may otherwise  determine  from time to time.  The Trustees may make such rules as they consider  appropriate for the transfer of Shares of each series (or class) and similar matters.  The record books of the Trust as kept by the  Trust or any  transfer  or  similar  agent,  as the  case may be,  shall be conclusive as to the identity of the  Shareholders  of each Series and as to the number of shares of each Series held from time to time by each Shareholder.

     Section 3.  Investments  in the Trust.  Investments  may be accepted by the
Trust  from  such  Persons,   at  such  times,  on  such  terms,  and  for  such
consideration  as the Trustees from time to time may authorize.  Each investment shall  be  credited  to the  Shareholder's  account  in the  form  of  full  and fractional Shares of the Trust, in such Series (or class) as the purchaser shall select,  at the net asset  value per Share next  determined  for such Series (or class) after receipt of the  investment;  provided,  however,  that the Trustees may, in their sole discretion,  impose a sales charge or reimbursement  fee upon investments in the Trust.

     Section 4. Status of Shares and  Limitation of Personal  Liability.  Shares
shall be deemed to be personal  property giving only the rights provided in this instrument and the By-Laws of the Trust.  Every  Shareholder by virtue of having become a Shareholder shall be held to have expressly  assented and agreed to the terms hereof. The death of a Shareholder during the existence of the Trust shall not  operate to  terminate  the Trust,  nor entitle  the  representative  of any deceased  Shareholder  to an  accounting  or to take  any  action  in  court  or
elsewhere   against  the  Trust  or  the   Trustees,   but  shall  entitle  such
representative  only to the  rights  of said  deceased  Shareholder  under  this
Declaration of Trust. Ownership of Shares shall not entitle a Shareholder to any title in or to the whole or any part of the Trust  Property or right to call for a  partition  or  division  of the  same or for an  accounting,  nor  shall  the ownership of Shares  constitute the Shareholders as partners or joint venturers.
Neither the Trust nor the  Trustees,  nor any officer,  employee or agent of the
Trust shall have any power to bind personally any  Shareholder,  or to call upon any  Shareholder  for the payment of any sum of money or  assessment  whatsoever other than such as the Shareholder may at any time agree to pay.

     Section 5. Power of Board of  Trustees  to Change  Provisions  Relating  to
Shares.  Notwithstanding any other provision of this Declaration of Trust to the contrary,  and without  limiting the power of the Board of Trustees to amend the
Declaration of Trust as provided  elsewhere herein,  the Board of Trustees shall have the power to amend this  Declaration of Trust, at any time and from time to time,  in such  manner as the Board of  Trustees  may  determine  in their  sole discretion,  without the need for Shareholder  action,  so as to add to, delete, replace or otherwise  modify any provisions  relating to the Shares contained in this  Declaration  of Trust,  provided that before  adopting any such  amendment without  Shareholder  approval the Board of Trustees shall  determine that it is consistent with the fair and equitable  treatment of all  Shareholders  and that
Shareholder approval is not required by the 1940 Act or other applicable law. If
Shares have been  issued,  Shareholder  approval  shall be required to adopt any amendments  to this  Declaration  of Trust  which  would  adversely  affect to a material  degree  the  rights  and  preferences  of the Shares of any Series (or class) or to increase or decrease  the par value of the Shares of any Series (or class).

     Section 6.  Establishment and Designation of Shares.  The establishment and designation  of any  Series  (or class) of Shares  shall be  effective  upon the adoption by a majority of the  Trustees,  of a resolution  which sets forth such establishment  and  designation  and the relative rights and preferences of such
Series  (or  class).  Each  such  resolution  shall be  incorporated  herein  by reference upon adoption.

     Shares of each Series (or class)  established  pursuant to this  Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences.

     (a) Assets Held with  Respect to a  Particular  Series.  All  consideration received  by the Trust  for the  issue or sale of Shares of a Series,  including dividends and  distributions  paid by, and reinvested in, such Series,  together with all assets in which such  consideration  is  invested  or  reinvested,  all income,  earnings,  profits,  and proceeds thereof from whatever source derived, including,  without limitation,  any proceeds derived from the sale, exchange or liquidation  of  such  assets,  and any  funds  or  payments  derived  from  any reinvestment  of  such  proceeds  in  whatever  form  the  same  may  be,  shall irrevocably  be held with respect to that Series for all purposes,  subject only to the rights of  creditors,  and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof,  from whatever  source  derived,  including,  without  limitation,  any proceeds derived from the sale,  exchange or liquidation of such assets, and any funds or payments  derived from any  reinvestment of such proceeds,  in whatever form the same may be, are herein  referred to as "assets  held with  respect to"
that Series. In the event that there are any assets, income,  earnings,  profits and proceeds  thereof,  funds or payments which are not readily  identifiable as assets  held  with  respect  to any  particular  Series  (collectively  "General
Assets"),  the Trustees  shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the  Trustees, in their sole  discretion,  deem fair and  equitable,  and any General  Asset so allocated to a particular Series shall be held with respect to that Series. Each such  allocation  by the  Trustees  shall be  conclusive  and  binding  upon the
Shareholders of all Series for all purposes in absence of manifest error.

     (b) Liabilities Held with Respect to a Particular Series. The assets of the
Trust held with respect to each Series shall be charged with the  liabilities of the Trust with  respect to such  Series and all  expenses,  costs,  charges  and reserves  attributable to such Series, and any general  liabilities of the Trust which are not readily identifiable as being held in respect of a Series shall be allocated  and  charged by the  Trustees  to and among any one or more Series in such manner and on such basis as the Trustees in their sole discretion deem fair and  equitable.  The  liabilities,  expenses,  costs,  charges,  and reserves so charged to a Series are herein referred to as "liabilities held with respect to"
that Series.  Each  allocation  of  liabilities,  expenses,  costs,  charges and reserves by the Trustees shall be conclusive and binding upon the holders of all
Series for all  purposes  in absence of  manifest  error.  All  Persons who have extended credit which has been allocated to a particular  Series,  or who have a claim or contract which has been allocated to a Series,  shall look  exclusively to the assets  held with  respect to such  Series  for  payment of such  credit, claim,  or  contract.  In the absence of an express  agreement  so limiting  the claims of such  creditors,  claimants and  contracting  parties,  each creditor, claimant and  contracting  party shall be deemed  nevertheless to have agreed to
such  limitation   unless  an  express   provision  to  the  contrary  has  been
incorporated  in  the  written  contract  or  other  document  establishing  the contractual relationship.

     (c) Dividends, Distributions,  Redemptions, and Repurchases. No dividend or
distribution   including,   without  limitation,   any  distribution  paid  upon
termination  of the Trust or of any Series (or class)  with  respect  to, or any redemption  or  repurchase  of, the  Shares of any  Series  (or class)  shall be effected  by the Trust  other  than from the  assets  held with  respect to such
Series,  nor shall any  shareholder  of any Series  otherwise  have any right or claim  against the assets held with  respect to any other  Series  except to the extent  that  such  Shareholder  has  such  a  right  or  claim  hereunder  as a
Shareholder  of such other Series.  The Trustees  shall have full  discretion to determine which items shall be treated as income and which items as capital; and
each such  determination and allocation shall be conclusive and binding upon the
Shareholders in absence of manifest error.

     (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote without  differentiation  between the  separate  Series on a  one-vote-per-Share basis;  provided however,  if a matter to be voted on affects only the interests of not all  Series (or class of a Series),  then only the  Shareholders  of such affected Series (or class) shall be entitled to vote on the matter.

     (e)  Equality.  All the  Shares of each  Series  shall  represent  an equal proportionate  undivided interest in the assets held with respect to such Series
(subject to the  liabilities  of such Series and such rights and  preferences as may have been  established  and  designated  with  respect  to classes of shares within  such  Series),  and each Share of a Series  shall be equal to each other
Share of such Series.

     (f) Fractions.  Any fractional Share of a Series shall have proportionately all the rights and obligations of a whole share of such Series, including rights with respect to voting, receipt of dividends and distributions and redemption of
Shares.

     (g) Exchange  Privilege.  The Trustees  shall have the authority to provide that the holders of Shares of any series  shall have the right to exchange  such
Shares  for  Shares  of one  or  more  other  Series  in  accordance  with  such requirements and procedures as may be established by the Trustees.

     (h) Combination of Series.  The Trustees shall have the authority,  without the approval of the  Shareholders  of any Series  unless  otherwise  required by applicable law, to combine the assets and  liabilities  held with respect to any two or more  Series into assets and  liabilities  held with  respect to a single
Series.

     (i) Elimination of Series. At any time that there are no Shares outstanding of a Series (or class),  the Trustees  may abolish such Series (or class).  If a class of a Series  has  outstanding  Shares,  the  Trustees  may,  in their sole discretion and without Shareholder  approval,  abolish any such class;  provided that, prior to abolishing such class without Shareholder approval,  the Board of
Trustees shall make a determination that the manner of abolishing such class (i)
is consistent with the fair and equitable  treatment of all  Shareholders;  (ii)
shall not adversely  affect to a material  degree the rights and  preferences of the Shares of any Series (or class) or increase or decrease the par value of the
Shares of any  Series  (or  class);  and (iii)  shall  not  require  Shareholder approval under the 1940 Act or other applicable law.

                                   ARTICLE IV

                              The Board of Trustees

     Section 1. Number, Election and Tenure. The number of Trustees constituting the Board of Trustees  shall be fixed from time to time by a written  instrument signed, or by resolution  approved at a duly constituted  meeting, by a majority of the Board of Trustees,  provided,  however, that the number of Trustees shall in no event be less  than one (1) nor more than  fifteen  (15).  Subject  to the requirements of Section 16 (a) of the 1940 Act, the Board of Trustees, by action of a majority  of the then  Trustees  at a duly  constituted  meeting,  may fill vacancies in the Board of Trustees and remove  Trustees  with or without  cause.
Each Trustee shall serve during the continued  lifetime of the Trust until he or she dies,  resigns,  is declared bankrupt or incompetent by a court of competent jurisdiction,  or is  removed.  Any  Trustee  may  resign at any time by written instrument  signed  by him and  delivered  to any  officer  of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified  to be effective  at some other time.  Except to the extent  expressly provided in a written  agreement  with the Trust,  no Trustee  resigning  and no
Trustee  removed  shall  have  any  right  to any  compensation  for any  period following his or her  resignation  or removal,  or any right to damages or other payment on account of such removal. Any Trustee may be removed at any meeting of
Shareholders by a vote of two-thirds of the  outstanding  Shares of the Trust. A meeting of  Shareholders  for the purpose of  electing  or removing  one or more
Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand  of  Shareholders  owning  10% or more of the  Shares of the Trust in the aggregate.

     Section 2.  Effect of Death,  Resignation,  etc.  of a Trustee.  The death, declination,  resignation,  retirement,  removal,  or  incapacity of one or more
Trustees,  or all of them, shall not operate to annul the Trust or to revoke any existing  agency  created  pursuant to the terms of this  Declaration  of Trust.
Whenever a vacancy in the Board of Trustees  shall occur,  until such vacancy is filled as provided in Article IV, Section 1, the Trustees in office,  regardless of their  number,  shall have all the powers  granted to the  Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.

     Section 3. Powers.  Subject to the provisions of this Declaration of Trust, the  business of the Trust shall be managed by the Board of  Trustees,  and such
Board  shall  have  all  powers  necessary  or  convenient  to  carry  out  that responsibility  including  the power to engage in  transactions  of all kinds on behalf of the Trust. Trustees, in all instances, shall act as principals and are and shall be free from the control of the Shareholders.  The Trustees shall have full power and  authority to do any and all acts and to make and execute any and all  contracts,  documents  and  instruments  that they may consider  desirable, necessary or appropriate  in connection  with the  administration  of the Trust.
Without  limiting the  foregoing,  the  Trustees  may:  adopt,  amend and repeal
By-Laws  not  inconsistent  with this  Declaration  of Trust  providing  for the regulation  and  management  of the affairs of the Trust;  elect and remove such officers and appoint and  terminate  such agents as they  consider  appropriate;
appoint from their own number and establish and terminate one or more committees consisting  of two or more Trustees who may exercise the powers and authority of the Board of Trustees to the extent that the Trustees  determine;  employ one or more  custodians of the assets of the Trust and may authorize such custodians to employ  subcustodians  and to deposit all or any part of such assets in a system or systems for the  central  handling of  securities  or with a Federal  Reserve
Bank, retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal  Underwriters  or otherwise;  redeem,  repurchase and transfer
Shares  pursuant to applicable  law; set record dates for the  determination  of
Shareholders  with respect to various  matters;  declare and pay  dividends  and distributions  to  Shareholders  of each Series from the assets of such  Series;
establish  from time to time, in accordance  with the provisions of Article III,
Section 6 hereof,  any  Series of  Shares,  each  such  series to  operate  as a separate and distinct  investment medium and with separately  defined investment objectives and policies and distinct investment purpose; and in general delegate such  authority as they consider  desirable to any officer of the Trust,  to any committee  of the  Trustees  and to any agent or employee of the Trust or to any such custodian,  transfer or shareholder servicing agent,  Investment Manager or
Principal  Underwriter.  Any determination as to what is in the interests of the
Trust made by the Trustees in good faith shall be conclusive.  In construing the provisions of this Declaration of Trust, the presumption  shall be in favor of a grant of power to the Trustees and unless otherwise specified herein or required by the 1940 Act or other  applicable  law,  any action by the Board of  Trustees shall be deemed  effective  if approved  or taken by a majority of the  Trustees then in office or a majority of any duly constituted committee of Trustees.  Any action  required  or  permitted  to be  taken  at any  meeting  of the  Board of
Trustees,  or any  committee  thereof,  may be taken  without a  meeting  if all members  of the Board of  Trustees  or  committee  (as the case may be)  consent thereto in writing,  and the  writing or writings  are filed with the minutes of the  proceedings  of the Board of Trustees,  or  committee,  except as otherwise provided in the 1940 Act.

     Without limiting the foregoing, the Trust shall have power and authority:

     (a) To invest and reinvest  cash and cash items,  to hold cash  uninvested, and to subscribe for,  invest in,  reinvest in,  purchase or otherwise  acquire, own, hold, pledge, sell, assign, transfer,  exchange,  distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of all types of securities,  futures  contracts and options thereon, and forward  currency  contracts  of every nature and kind,  including,  without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable
or   non-negotiable   instruments,   obligations,   evidences  of  indebtedness,
certificates  of  deposit  or   indebtedness,   commercial   paper,   repurchase
agreements,  bankers'  acceptances,  and other  securities of any kind,  issued, created,  guaranteed,  or sponsored by any and all Persons,  including,  without limitation,  states,  territories,  and possessions of the United States and the
District of Columbia and any political  subdivision,  agency, or instrumentality thereof,  any  foreign  government  or any  political  subdivision  of  the  U.S
Government or any foreign  government,  or any international  instrumentality or organization,  or by any bank or savings  institution,  or by any corporation or organization  organized  under the laws of the  United  States or of any  state, territory,  or  possession  thereof,  or  by  any  corporation  or  organization organized  under any foreign  law, or in "when  issued"  contracts  for any such
securities,   futures  contracts  and  options  thereon,  and  forward  currency contracts, to change the investments of the assets of the Trust; and to exercise any and all rights,  powers,  and privileges of ownership or interest in respect of any and all such  investments  of  every  kind  and  description,  including, without limitation, the right to consent and otherwise act with respect thereto, with power to  designate  one or more  Persons,  to exercise any of said rights, powers, and privileges in respect of any of said instruments;

     (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

     (c) To vote or give  assent,  or  exercise  any rights of  ownership,  with respect to stock or other  securities  or  property;  and to execute and deliver proxies or powers of attorney to such  person or persons as the  Trustees  shall deem proper,  granting to such person or persons such power and discretion  with relation to securities or property as the Trustees shall deem proper;

     (d) To exercise  powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

     (e) To hold any  security or property in a form not  indicating  that it is trust property, whether in bearer,  unregistered or other negotiable form, or in its own name or in the name of a  custodian  or  subcustodian  or a  nominee  or nominees or otherwise  or to authorize  the  custodian  or a  subcustodian  or a nominee or nominees to deposit the same in a securities  depository,  subject in each case to the applicable provisions of the 1940 Act;

     (f) To consent  to, or  participate  in,  any plan for the  reorganization, consolidation  or merger of any  corporation  or issuer of any security which is held in the Trust; to consent to any contract,  lease,  mortgage,  purchase,  or
sale  of  property  by  such  corporation  or  issuer;   and  to  pay  calls  or
subscriptions with respect to any security held in the Trust;

     (g) To join with other  security,  holders in acting  through a  committee, depositary,  voting trustee or otherwise,  and in that connection to deposit any security  with, or transfer any security to, any such  committee,  depositary or trustee,  and to delegate to them such power and authority  with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper,  and to agree to pay,  and to pay,  such  portion  of the  expenses  and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (h) To litigate,  compromise,  arbitrate, settle or otherwise adjust claims in favor of or  against  the Trust or a Series,  or any  matter in  controversy, including but not limited to claims for taxes;

     (i) To enter into joint ventures,  general or limited  partnerships and any other combinations or associations;

     (j) To borrow  funds or other  property  in the name of the Trust or Series exclusively for Trust purposes;

     (k) To endorse or guarantee  the payment of any notes or other  obligations of any Person; to make contracts of guaranty or suretyship,  or otherwise assume liability for payment thereof;

     (l) To purchase and pay for entirely out of Trust  Property such  insurance as the Trustees may deem necessary,  desirable or appropriate for the conduct of the business,  including,  without  limitation,  insurance policies insuring the assets of the Trust or payment of  distributions  and principal on its portfolio
investments,  and  insurance  policies  insuring  the  Shareholders,   Trustees,
officers,  employees,  agents,  Investment Manager,  principal underwriters,  or independent  contractors  of the  Trust,  individually  against  all  claims and liabilities of every nature arising by reason of holding Shares,  holding, being or having held any such office or position,  or by reason of any action  alleged to have been taken or omitted by any such Person as Trustee, officer,  employee, agent,  investment Manager,  Principal Underwriter,  or independent  contractor, including  any action  taken or omitted  that may be  determined  to  constitute negligence,  whether  or not the Trust  would have the power to  indemnify  such
Person against liability; and

     (m) To adopt, establish and carry out pension; profit-sharing, share bonus, share  purchase,  savings,  thrift and other  retirement,  incentive and benefit plans,  trusts and  provisions,  including the  purchasing of life insurance and annuity  contracts as a means of providing such  retirement and other  benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

     The Trust shall not be limited to investing in obligations  maturing before the possible  termination  of the Trust or one or more of its Series.  The Trust shall not in any way be bound or limited by any  present or future law or custom in regard to  investment  by  fiduciaries.  The Trust  shall not be  required to obtain  any court  order to deal with any  assets of the Trust or take any other action hereunder.

     Section 4. Payment of Expenses by the Trust.  Subject to the  provisions of
Article III,  Section  6(b),  the Trustees are  authorized to pay or cause to be paid out of the principal or income of the Trust or Series, or partly out of the principal  and  partly  out of income,  and to charge or  allocate  the same to, between  or among  such one or more of the  Series  that may be  established  or designated  pursuant to Article III,  Section 6, all  expenses,  fees,  charges, taxes and  liabilities  incurred  or  arising  in  connection  with the Trust or
Series, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers,  employees,  Investment  Manager,  Principal  Underwriter, auditors, counsel,  custodian,  transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     Section 5. Ownership of Assets of the Trust.  Title to all of the assets of the Trust shall at all times be considered  as vested in the Trust,  except that the Trustees  shall have power to cause legal title to any Trust  Property to be held by or in the  name of one or more of the  Trustees,  or in the  name of the
Trust,  or in the name of any other  Person  as  nominee,  on such  terms as the
Trustees may determine. Upon the resignation, incompetency, bankruptcy, removal, or death of a Trustee he or she shall automatically cease to have any such title in any of the  Trust  Property,  and the  title  of such  Trustee  in the  Trust
Property shall vest  automatically in the remaining  Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and  delivered  The Trustees may  determine  that the Trust or the
Trustees,  acting  for and on  behalf  of the  Trust,  shall be  deemed  to hold beneficial  ownership of any income earned on the securities owned by the Trust, whether domestic or foreign.

Section 6.  Service Contracts.

     (a) The  Trustees  may,  at any time and from  time to time,  contract  for exclusive or nonexclusive  advisory,  management and/or administrative  services for the Trust or for any  Series  with any  Person;  and any such  contract  may contain  such other  terms as the  Trustees  may  determine,  including  without limitation,  authority for the Investment Manager to determine from time to time
without  prior   consultation  with  the  Trustees  what  investments  shall  be purchased,  held,  sold or exchanged and what portion,  if any, of the assets of the  Trust  shall  be  held  uninvested  and to  make  changes  in  the  Trust's investments, and such other responsibilities as may specifically be delegated to such Person.

     (b) The Trustees may also, at any time and from time to time, contract with any Persons,  appointing such Persons  exclusive or nonexclusive  distributor or
Principal  Underwriter  for the  Shares  of one or more of the  Series  or other securities to be issued by the Trust. Every such contract may contain such other terms as the Trustees may determine.

     (c) The Trustees are also empowered,  at any time and from time to time, to contract with any Persons,  appointing such Person(s) to serve as  custodian(s), transfer agent and/or  shareholder  servicing agent for the Trust or one or more of its  Series.  Every  such  contract  shall  comply  with such terms as may be required by the Trustees.

     (d) The Trustees are further empowered,  at any time and from time to time, to contract with any Persons to provide such other  services to the Trust or one or more of the Series, as the Trustees  determine to be in the best interests of the Trust and the applicable Series.

     (e) The fact that:

          (i) any of the Shareholders,  Trustees,  or officers of the Trust is a
     shareholder,   director,  officer,  partner,  trustee,  employee,  Manager, adviser,  Principal Underwriter,  distributor,  or affiliate or agent of or for any  Person  with  which  an  advisory,  management  or  administration
     contract,  or  Principal   Underwriter's  or  distributor's   contract,  or
     transfer,  shareholder  servicing or other type of service  contract may be made, or that

          (ii) any Person with which an advisory,  management or  administration contract or Principal Underwriter's or distributor's contract, or transfer, shareholder  servicing  or other type of service  contract may be made also has an  advisory,  management  or  administration  contract,  or  principal underwriter's or distributor's contract, or transfer, shareholder servicing or other  service  contract,  or has other  business or interests  with any other Person,

shall  not  affect  the  validity  of  any  such  contract  or  disqualify   any
Shareholder,  Trustee or officer of the Trust from voting upon or executing  the
same,  or  create  any  liability  or   accountability   to  the  Trust  or  its
Shareholders,  provided  approval of each such  contract is made pursuant to the applicable requirements of the 1940 Act.

                                   ARTICLE V
                    Shareholders' Voting Powers and Meetings

     Section 1.  Voting  Powers.  Subject  to the  provisions  of  Article  III,
Sections 5 and 6(d), the Shareholders  shall have right to vote only (i) for the election or removal of  Trustees as provided in Article IV,  Section 1, and (ii)
with respect to such additional matters relating to the Trust as may be required by the applicable  provisions of the 1940 Act,  including Section 16(a) thereof, and (iii) on such other  matters  as the  Trustees  may  consider  necessary  or desirable.  Each whole  Share  shall be entitled to one vote as to any matter on which it is  entitled to vote and each  fractional  Share shall be entitled to a proportionate  fractional  vote.  There  shall be no  cumulative  voting  in the election  of  Trustees.  Shares  may be voted in  person  or by  proxy.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless  challenged  at or  prior  to its  exercise  and the  burden  of  proving invalidity shall rest on the challenger.

     Section 2. Voting Power and Meetings.  Meetings of the  Shareholders may be
called by the Trustees  for the purposes  described in Section 1 of this Article
V. A  meeting  of  Shareholders  may be  held  at any  place  designated  by the
Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by delivering  personally or mailing such notice not more than ninety (90), nor less than ten (10) days before such meeting,  postage prepaid,  stating the time and place of the meeting,  to each Shareholder at the
Shareholder's Address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder  under this Declaration of
Trust, a written waiver  thereof,  executed  before or after the meeting by such
Shareholder  or his or her  attorney  thereunto  authorized  and filed  with the records of the meeting,  or actual  attendance at the meeting of Shareholders in person or by proxy, shall be deemed equivalent to such notice.

     Section  3.  Quorum  and  Required  Vote.  Except  when a larger  quorum is required by the applicable provisions of the 1940 Act, the presence in person or by  proxy  of a  majority  of the  Shares  entitled  to vote on a  matter  shall constitute a quorum at a Shareholders'  meeting. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question  of  adjourning  a meeting to another  date and time,  whether or not a quorum is present,  and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of Article III, Section 6(d) and the applicable  provisions of the 1940 Act, when a quorum, is present at any meeting, a majority of the Shares voted shall decide any questions except only a plurality vote shall be necessary to elect Trustees.

     Section 4. Action by Written Consent.  Any action taken by Shareholders may be taken without a meeting if all the holders of Shares  entitled to vote on the matter are provided with not less than 7 days written notice thereof and written consent to the action is filed with the records of the meetings of  Shareholders by the  holders of the number of shares  that would be  required  to approve the matter as provided in Article V,  Section 3. Such  consent  shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 5. Record Dates.  For the purpose of determining  the  Shareholders who are entitled to vote or act at any meeting or any adjournment  thereof,  the
Trustees may fix a time,  which shall be not more than ninety (90) nor less than ten (10) days before the date of any meeting of Shareholders, as the record date for  determining the  Shareholders  having the right to notice of and to vote at such meeting and any adjournment  thereof, and in such case only Shareholders of record on such record date shall have such right,  notwithstanding  any transfer of shares on the books of the Trust  after the record  date.  For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Trustees may fix a date, which shall be before the date for the payment of such  dividend or  distribution,  as the record date for  determining the  Shareholders  having the right to receive such dividend or distribution.  Nothing in this  Section  shall be construed  as  precluding  the
Trustees from setting different record dates for different Series.

                                   ARTICLE VI

                 Net Asset Value, Distributions, and Redemptions

     Section 1. Determination of Net Asset Value, Net Income, and Distributions.
Subject  to Article  III,  Section 6 hereof,  the  Trustees,  in their  absolute discretion,  may  prescribe  and  shall set  forth in the  By-laws  or in a duly adopted  resolution of the Trustees such bases and time for  determining the per
Share net  asset  value of the  Shares of any  Series  and the  declaration  and payment of dividends and  distributions on the Shares of any Series, as they may deem necessary or desirable.

     Section 2.  Redemptions  and  Repurchases.  The Trust shall  purchase  such
Shares as are offered by any  Shareholder  for  redemption,  upon receipt by the
Trust or a Person  designated by, the Trust that the Trust redeem such Shares or in accordance  with such procedures for redemption as the Trustees may from time to time authorize;  and the Trust will pay therefor the net asset value thereof, in accordance  with the By-Laws and the  applicable  provisions of the 1940 Act.
Payment for said  Shares  shall be made by the Trust to the  Shareholder  within seven days after the date on which the  request  for  redemption  is received in proper  form.  The  obligation  set forth in this  Section 2 is  subject  to the provision  that in the  event  that any time the New York  Stock  Exchange  (the
"Exchange") is closed for other than weekends,  or holidays,  or if permitted by the Rules of the  Commission  during  periods  when  trading on the  Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable  Series or to determine  fairly the value of the net assets  held with  respect  to such  Series or during any other period  permitted by order of the  Commission  for the  protection of investors, such obligations may be suspended or postponed by the Trustees.

     The redemption  price may in any case or cases be paid in cash or wholly or partly in kind in accordance  with Rule 18f-1 under the 1940 Act if the Trustees determine  that such  payment is  advisable  in the  interest  of the  remaining
Shareholders  of the Series of which the Shares are being  redeemed.  Subject to the  foregoing,  the selection  and quantity of securities or other  property so paid or delivered as all or part of the redemption  price shall be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

     Section 3. Redemptions at the Option of the Trust. The Trust shall have the right,  at its option,  upon 60 days notice to the affected  Shareholder  at any time to redeem  Shares of any  Shareholder  at the net asset  value  thereof  as described in Section 1 of this Article VI: (i) if at such time such  Shareholder owns  Shares of any Series  having an  aggregate  net asset value of less than a minimum  value  determined  from  time to time by the  Trustees;  or (ii) to the extent that such  Shareholder owns Shares of a Series equal to or in excess of a maximum percentage of the outstanding Shares of such Series determined from time to time by the  Trustees;  or (iii) to the  extent  that such  Shareholder  owns
Shares equal to or in excess of a maximum  percentage,  determined  from time to time by the Trustees, of the outstanding Shares of the Trust.

     Section 4.  Transfer  of Shares.  The Trust shall  transfer  shares held of record by any Person to any other  Person upon  receipt by the Trust or a Person designated by the Trust of a written request therefore in such form and pursuant to such procedures as may be approved by the Trustees.

                                  ARTICLE VII

                    Compensation and Limitation of Liability

     Section 1. Compensation of Trustees. The Trustees as such shall be entitled to reasonable  compensation  from the Trust, and they may fix the amount of such compensation  from time to time.  Nothing  herein  shall in any way  prevent the employment of any Trustee to-provide advisory,  management,  legal,  accounting, investment  banking  or  other  services  to  the  Trust  and  to  be  specially compensated for such services by the Trust.

     Section 2. Indemnification and Limitation of Liability.  The Trustees shall not be  responsible or liable in any event for any neglect or wrong-doing of any officer,  agent,  employee,  Manager or Principal  Underwriter of the Trust, nor
shall any Trustee be  responsible  for the act or omission of any other Trustee, and,  subject to the  provisions of the Bylaws,  the Trust out of its assets may indemnify and hold harmless each and every Trustee and officer of the Trust from and against any and all claims,  demands,  costs, losses,  expenses, and damages whatsoever arising out of or related to such Trustee's performance of his or her duties as a Trustee  or  officer  of the Trust;  provided  that  nothing  herein contained shall indemnify,  hold harmless or protect any Trustee or officer from or against  any  liability  to the Trust or any  Shareholder  to which he or she would otherwise be subject by reason of willful  misfeasance,  bad faith,  gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Every note,  bond,  contract,  instrument,  certificate or undertaking  and every other act or thing whatsoever issued,  executed or done by or on behalf of the Trust or the Trustees or any of them in  connection  with the Trust shall be conclusively  deemed,  to have  been  issued,  executed  or done only in or with respect  to  their or his or her  capacity  as  Trustees  or  Trustee,  and such
Trustees or Trustee shall not be personally liable thereon.

     Section 3.  Trustee's  Good Faith Action,  Expert Advice No Bond or Surety.
The  exercise by the Trustees of their  powers  hereunder  shall be binding upon everyone  interested in or dealing with the Trust.  A Trustee shall be liable to the Trust and to any Shareholder  solely for his or her own wilful  misfeasance, bad faith,  gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes  of fact or law.  The  Trustees  may take advice of counsel or other experts with respect to the meaning and operation of this  Declaration of Trust, and shall be under no liability for any act or omission in accordance  with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 4.  Insurance.  The Trustees shall be entitled and empowered to the fullest  extent  permitted by law to purchase  with Trust assets  insurance  for liability  and for all  expenses  reasonably  incurred or paid or expected to be paid by a Trustee or officer in  connection  with any claim,  action,  suit,  or proceeding in which he or she becomes  involved by virtue of his or her capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify  him or her against such  liability  under the  provisions  of this
Article.

                                  ARTICLE VIII

                                  Miscellaneous

     Section 1.  Liability of Third  Persons  Dealing with  Trustees.  No Person dealing  with the  Trustees  shall be bound to make any inquiry  concerning  the validity of any transaction  made or to be made by the Trustees or to see to the application of any payments,  made or properly  transferred to the Trust or upon its order.

     Section 2.  Termination of Trust or Series.  Unless  terminated as provided herein,  the Trust shall continue  without  limitation of time. The Trust may be terminated at any time, by the Trustees upon 60 days prior written notice to the
Shareholders.  Any Series may be  terminated at any time by the Trustees upon 60 days prior written notice to the Shareholders of that Series.

     Upon  termination  of the Trust (or any Series,  as the case may be), after paying or otherwise providing for all charges,  taxes,  expenses and liabilities held,  severally,  with respect to each Series (or the applicable Series, as the case may be),  whether due or accrued or  anticipated  may be  determined by the
Trustees,  the Trust shall,  in accordance  with such procedures as the Trustees consider appropriate,  reduce the remaining assets held, severally, with respect to each Series (or the applicable  Series, as the case may be), to distributable form in cash or shares or other  securities,  and any combination  thereof,  and distribute  the  proceeds  held with  respect to each Series (or the  applicable
Series,  as the case may be), to the  Shareholders of that Series,  as a Series, ratably  according  to the number of Shares of that  Series  held by the several
Shareholders on the date of termination.

     Section 3. Merger and  Consolidation.  The Trustees may cause (i) the Trust or one or more of its Series to the extent  consistent with applicable law to be merged into or  consolidated  with  another  Trust,  series or Person,  (ii) the
Shares of the Trust or any Series to be converted into  beneficial  interests in another  statutory trust (or series  thereof),  (iii) the Shares to be exchanged for assets or property under or pursuant to any state or federal  statute to the extent  permitted by-law or (iv) a sale of assets of the Trust or one or more of its Series.  Such merger or consolidation,  Share conversion,  Share exchange or sale of assets must be  authorized  by vote as provided in Article V,  Section 3 herein; provided that in all respects not governed by statute or applicable law,
the  Trustees  shall  have  power  to  prescribe  the  procedure   necessary  or
appropriate  to  accomplish  a  sale  of  assets,  Share  exchange,   merger  or
consolidation  including  the power to  create  one or more  separate  statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred  and to provide for the conversion of Shares of the
Trust or any Series into beneficial  interests in such separate  statutory trust or trusts (or series thereof).

     Section 4.  Amendments.  This  Declaration of Trust may be restated  and/or amended  at any time by an  instrument  in writing  signed by a majority  of the
Trustees then holding office. Any such restatement and/or amendment hereto shall be effective  immediately upon execution and approval.  The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the office of the  Secretary  of State of the State of  Delaware or upon such future date as may be stated therein.

     Section 5. Filing of Copies References, Headings. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be  inspected  by any  Shareholder.  Anyone dealing with the Trust may rely on a  certificate  by an officer of the Trust as to whether or not any such restatements  and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the  original,  may rely on a copy  certified by an officer of the
Trust  to be a copy  of  this  instrument  or of any  such  restatements  and/or amendments.  In this instrument,  and in any such restatements and/or amendment, references to this instrument,  and all expressions like "herein,"  "hereof" and
"hereunder,"  shall be deemed to refer to this instrument as amended or affected by any such  restatements  and/or  amendments.  Headings,  are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning,  construction or effect of this instrument.  Whenever the singular  number is used  herein,  the same shall  include the  plural;  and the neuter,  masculine and feminine genders shall include each other, as applicable.
This  instrument  may be  executed in any number of  counterparts  each of which shall be deemed an original.

     Section 6.  Applicable  Law.  This  Agreement and  Declaration  of Trust is
created under and is to be governed by and construed and administered  according to the laws of the State of Delaware  and the Delaware  Statutory  trust Act, as amended from time to time (the "Act").  The Trust shall be a Delaware  statutory trust  pursuant to such Act, and without  limiting the  provisions  hereof,  the
Trust may exercise all powers which are ordinarily exercised by such a statutory trust.

Section 7.  Provisions in Conflict with Law or Regulations

     (a) The provisions of the  Declaration  of Trust are severable,  and if the
Trustees  shall  determine,  with  the  advice  of  counsel,  that  any of  such provisions is in conflict with the 1940 Act, the  regulated  investment  company provisions  of the  Internal  Revenue  Code or with  other  applicable  laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust;  provided,  however, that such determination shall not affect any of the remaining  provisions of the Declaration of Trust or
render   invalid  or  improper  any  action  taken  or  omitted   prior  o  such
determination.

     (b) If any provision of the  Declaration  of Trust shall be held invalid or unenforceable in any  jurisdiction,  such invalidity or  unenforceability  shall attach only to such provision in such  jurisdiction  and shall not in any manner affect such provision in any other  jurisdiction  or any other  provision of the
Declaration of Trust in any jurisdiction.

     Section 8.  Statutory  Trust Only.  It is the  intention of the Trustees to create a statutory  trust  pursuant  to the Act,  and thereby to create only the relationship  of trustee and  beneficial  owners  within the meaning of such Act between  the  Trustees  and each  Shareholder.  It is not the  intention  of the
Trustees  to create a general  partnership,  limited  partnership,  joint  stock association,  corporation,  bailment,  joint  venture,  or  any  form  of  legal relationship  other than a statutory trust pursuant to such Act. Nothing in this
Declaration  of Trust shall be  construed  to make the  Shareholders,  either by themselves  or  with  the  Trustees,  partners  or  members  of  a  joint  stock association.

     Section 9. Use of the Name "UBS".  The name "UBS" and all rights to the use of the name "UBS" belong to UBS AG or its affiliates  (together "UBS").  UBS has consented to the use by the Trust of the identifying  word "UBS" and has granted to the Trust a  non-exclusive  license to use the name "UBS" as part of the name of the  Trust  and the name of any  Series  of  Shares.  In the  event UBS or an affiliate of UBS is not  appointed as Manager or ceases to be the Manager of the
Trust or of any Series  using such  names,  the  non-exclusive  license  granted herein may be revoked by UBS and the Trust  promptly  shall cease using the name
"UBS" as part of its name or the name of any Series of Shares,  upon  receipt of the written  request  therefore by UBS or any successor to its interests in such name.

     IN WITNESS WHEREOF,  the Trustees named below do hereby make and enter into this Amended and Restated  Agreement and Declaration of Trust as of the 28th day
of September, 2004.

/s/Walter E. Auch                           /s/Edward M. Roob
-------------------------------------       ------------------------------------
Walter E. Auch                              Edward M. Roob
6001 N. 62nd Place                          841 Woodbine Lane
Paradise Valley, Arizona  85253             Northbrook, Illinois  60062

/s/Adela Cepeda                             /s/J. Mikesell Thomas
-------------------------------------       ------------------------------------
Adela Cepeda                                J. Mikesell Thomas
A.C. Advisory, Inc.                         Federal Home Loan Bank of Chicago
161 North Clark Street                      111 East Wacker Drive
Suite 4975                                  Suite 800
Chicago, Illinois  60601                    Chicago, Illinois  60601

/s/Frank K. Reilly
-------------------------------------
Frank K. Reilly
University of Notre Dame
College of Business Administration,
Room 307A
Notre Dame, Indiana  46556-0399

THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS

One North Wacker Drive
Chicago, Illinois 60606

                                                                       EXHIBIT A

                         SERIES AND CLASSES OF THE TRUST

I.   Pursuant to Article III,  Section 1 of the Declaration of Trust, the Shares
     of beneficial interest of the Trust are divided into the following separate
     Series of Shares  established  and  designated  as: UBS U.S. Bond Fund, UBS
     High Yield Fund, UBS U.S.  Allocation Fund, UBS U.S. Large Cap Equity Fund,
     UBS U.S.  Large Cap Value Equity Fund,  UBS U.S. Large Cap Growth Fund, UBS
     U.S.  Small Cap Equity Fund,  UBS U.S. Small Cap Growth Fund, UBS U.S. Real
     Estate Equity Fund, UBS Global Allocation Fund, UBS Global Equity Fund, UBS
     Global Bond Fund, UBS International  Equity Fund, UBS Emerging Markets Debt
     Fund,  UBS Emerging  Markets  Equity Fund,  UBS Dynamic  Alpha Fund and UBS
     Absolute  Return  Bond  Fund,  each with an  unlimited  number of Shares of beneficial  interest,  (par value  $0.001 per share),  with such rights and preferences as are set forth in the Declaration of Trust.

II.  Pursuant to Article III, Section 1 of the Declaration of Trust, each Series of the Trust is further  divided  into the  following  separate  classes of
     Shares established and designated as: Class A Shares, Class B Shares, Class
     C Shares  and Class Y Shares,  each with an  unlimited  number of Shares of beneficial interest, (par value of $0.001 per share). The Class B Shares of each Series of the Trust are further divided into the following sub-classes of Shares  established  and  designated  as:  Class B-1  Shares,  Class B-2
     Shares,  Class B-3  Shares  and Class B-4  Shares,  each with an  unlimited number of Shares of beneficial interest, (par value $0.001 per share).

     A.   Each Class A Share,  Class B Share, Class C Share and Class Y Share of
          a Series shall have the rights and limitations as set forth in Section
          1 of  Article  III of the  Declaration  of  Trust,  except  that:  (i)
          dividends and distributions paid on Class A Shares, Class B Shares and
          Class C Shares of a Series shall  reflect  reductions  for payments of fees under the Series'  shareholder  services and/or distribution plan adopted pursuant to Rule 12b-1 of the 1940 Act for the Class A Shares,
          Class B Shares and Class C Shares, respectively; (ii) only the Class A
          Shares,  Class B Shares,  Class C Shares and Class Y Shares shall have
          (a) exclusive  voting rights with respect to any matter submitted to a vote of  shareholders  that  affects  only  holders of Class A Shares,
          Class B  Shares,  Class C Shares  and  Class Y  Shares,  respectively, including,  without  limitation,  the  provisions  or any  shareholder services and/or  distribution  plan adopted  pursuant to Rule 12b-1 of the 1940  Act for the  Class A  Shares,  Class B  Shares  and  Class C
          Shares,  and (b) no voting rights with respect to the provision of any shareholder services and/or distribution plan adopted pursuant to Rule
          12b-1 of the 1940 Act  applicable  to any other class of shares of the
          Series  or with  regard  to any other  matter  submitted  to a vote of shareholders  that does not now or in the future affect holders of the
          Class A  Shares,  Class B Shares,  Class C Shares  and Class Y Shares,
          respectively; and (iii) Class B Shares of a Series shall automatically convert to Class A Shares of the same Series, beginning in the seventh year (in the case of Class B-1  Shares),  beginning  in the fifth year
          (in the case of B-2 Shares), beginning in the fourth year (in the case if Class B-3 Shares) and  beginning  in the third year (in the case of
          Class B-4 Shares) that such Class B Shares are held.

     B.   Purchases of Class A Shares of a Series are subject to the  imposition of a sales charge according to the following  schedules,  which may be adjusted from time to time and are subject to such waivers as shall be determined  from time to time by UBS Global  Asset  Management  and as shall be described in the current  prospectuses  of the Class A Shares of the Series of the Trust:

          (i)  With respect to the Class A Shares of the Series  designated  and established  as the UBS U.S. Bond Fund,  UBS High Yield Fund, UBS
               Global   Bond   Fund  and  UBS   Emerging   Markets   Debt   Fund
               (collectively,  the "Fixed  Income  Series"),  sales  charges are imposed as follows:

                                                            Sales Charge as a
   Amount of Investment                                       Offering Price
   --------------------
                                                            -------------------

   Less than $100,000.....................................       4.50%
   $100,000 to $249,999...................................       3.50%
   $250,000 to $499,999...................................       2.50%
   $500,000 to $999,999...................................       2.00%
   $1,000,000 and over....................................        None

          (ii) With respect to the Class A Shares of the Series  designated  and established as the UBS U.S.  Allocation  Fund, UBS U.S. Large Cap
               Equity Fund, UBS U.S. Large Cap Value Equity Fund, UBS U.S. Large
               Cap Growth Fund,  UBS U.S.  Small Cap Equity Fund, UBS U.S. Small
               Cap Growth Fund,  UBS U.S.  Real Estate  Equity Fund,  UBS Global
               Allocation Fund, UBS Global Equity Fund, UBS International Equity
               Fund and UBS  Emerging  Markets  Equity Fund  (collectively,  the
               "Equity Series"), sales charges are imposed as follows:

                                                             Sales Charge as a
   Amount of Investment                                        Offering Price
   --------------------                                    ---------------------

   Less than $50,000......................................       5.75%
   $50,000 to $99,999.....................................       4.50%
   $100,000 to $249,999...................................       3.50%
   $250,000 to $499,999...................................       2.50%
   $500,000 to $999,999...................................       2.00%
   $1,000,000 and over....................................        None

          (iii)Purchases  of  Class A  Shares  of $1  million  or more  that are redeemed  within  one year  after  purchase  are  subject  to the imposition of the a contingent  deferred sales charge equal to 1%
               of the Class A Shares'  offering  price or the net asset value at the time of sale by the shareholder,  whichever is less,  subject to such waivers as shall be  determined  from time to time by UBS
               Global Asset  Management and as shall be described in the current prospectuses of the Class A Shares of the Series of the Trust.

     C.   Class B  Shares  of are  subject  to the  imposition  of a  contingent deferred  sales  charge  when  shares  are sold  before the end of the specified  periods  as shown in the  schedule  below,  subject to such waivers as shall be  determined  from time to time by UBS Global Asset
          Management  and as shall be described in the current  prospectuses  of the Class B Shares of the Series of the Trust:

If shares are sold        Percentage (based on amount of investment) by which
within:                   the shares' net asset value is multiplied:

                         Class B-1       Class B-2      Class B-3     Class B-4
                         Less than      $100,000 to    $250,000 to   $500,000 to
                          $100,000       $249,999        $499,999      $999,999
                          --------       --------        --------      --------
1st year since purchase      5%             3%              3%            2%
2nd year since purchase      4%             2%              2%            1%
3rd year since purchase      3%             2%              1%           None
4th year since purchase      2%             1%             None          None
5th year since purchase      2%            None            None          None
6th year since purchase      1%            None            None          None
7th year since purchase     None           None            None          None

          The  contingent  deferred  sales charge for the Class B Shares of each
          Series is calculated by multiplying  the lesser of the net asset value of the Shares at the time of  purchase  or the net asset  value at the time of sale by the applicable percentage shown in the schedule above.

          Regardless of the amount of the  investment,  Class B Shares of Family
          Funds ("Family  Funds" include other UBS Funds,  UBS PACE Select funds and other funds for which UBS Global Asset Management (US) Inc. serves as principal  underwriter)  purchased or acquired prior to November 5,
          2001 and exchanged  (including  exchanges as part of a reorganization)
          for shares of the Series after November 5, 2001 (collectively,  "Prior
          Class B Shares") are subject to the  contingent  deferred sales charge schedule for Class B-1 Shares.  Class B-1 Shares of a Series that were received in exchange for Class B Shares of a Family  Fund,  held by an investor for six years, will  automatically  convert to Class A Shares of the same Series is beginning of the seventh year that the Class B-1
          Shares and Prior Class B Shares are held.

     D.   Class C Shares are subject to the  imposition of  contingent  deferred sales  charge  on  Class C  Shares  redeemed  within  one  year  after purchase, which shall be equal to the lesser of the net asset value of the Class C Shares at the time of  purchase  or the net asset value of such  Class C Shares  at the time of  sale,  multiplied  by 1% for the
          Equity Series, and 0.75% for the Fixed Income Series,  subject to such waivers as shall be  determined  from time to time by UBS Global Asset
          Management  and as shall be described in the current  prospectuses  of the Class C Shares of the Series of the Trust.

September 28, 2004